UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2013

AMC ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8747	43-1304369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2013, AMC Entertainment Inc. (the “Company”) and Gerardo I. Lopez, the President and Chief Executive Officer of the Company, entered into a new employment agreement (the “Employment Agreement”)  which replaces Mr. Lopez’s currently effective employment agreement.  The Employment Agreement will be effective as of the date on which the Company’s parent corporation, AMC Entertainment Holdings, Inc. (“Parent”) files a Registration Statement on Form 8-A relating to the registration of the Parent’s Class A common stock under the Securities Exchange Act of 1934, as amended, and such Registration Statement on Form 8-A becomes effective in connection with Parent’s initial public offering (the “Effective Date”).  The Employment Agreement, described briefly below, has a three-year initial term, with automatic one-year extensions each year unless the Company or Mr. Lopez provides notice not to extend.  This description does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Under the Employment Agreement, Mr. Lopez’s base salary shall be $835,000 per year.  He is eligible for an incentive bonus for each fiscal year commencing on or after January 1, 2014, and his target incentive bonus for fiscal year 2014 is equal to 90% of his annual base salary.  In addition, he is receiving a one-time special incentive bonus that vests at the rate of $400,000 per year over three years, provided he remains employed on each vesting date (with such vesting requirements deemed satisfied if Mr. Lopez experiences an involuntary termination within 12 months after a change in control).  The three installments of the special incentive bonus are payable on each of the first three anniversaries of the Effective Date.  Any bonus is subject to mandatory repayment if based on materially inaccurate financial statements or performance metrics. Mr. Lopez is also entitled to receive any unpaid portion of the special incentive bonuses due under his currently effective employment agreement.

If Mr. Lopez’s employment by the Company terminates during the term as a result of an involuntary termination, he shall receive an amount equal to (x) two times his base salary plus (y) two times his average regular incentive bonus during the preceding two years.  The severance payments and any accelerated vesting following a change in control are conditioned upon his execution and non-revocation of a release of claims.  Under the Employment Agreement, Mr. Lopez is subject to non-compete and non-solicitation covenants during his employment and for 24 months thereafter.  He is also bound not to disclose confidential information and is subject to a non-disparagement covenant.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit	Description

10.1

Employment Agreement, dated as of December 2, 2013, by and between Gerardo I. Lopez and AMC Entertainment Inc. (incorporated by reference from Exhibit 10.27 to AMC Entertainment Holdings, Inc.’s Form S-1/A (File No. 333-190904) filed on December 2, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has du1y caused this report to be signed on its behalf by the undersigned hereunto du1y authorized.

AMC ENTERTAINMENT INC.

Date: December 6, 2013	By:	/s/ Kevin M. Connor
Kevin M. Connor
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1

Employment Agreement, dated as of December 2, 2013, by and between Gerardo I. Lopez and AMC Entertainment Inc. (incorporated by reference from Exhibit 10.27 to AMC Entertainment Holdings, Inc.’s Form S-1/A (File No. 333-190904) filed on December 2, 2013).